Exhibit 99.1

FOR IMMEDIATE RELEASE

CUBIST REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

•      Full Year Total Net Revenues of $926.4 Million, Up 23% Over Previous Year

•      Full Year Non-GAAP Adjusted Operating Income of $274.5 Million, Up 12% Over 2011

•      Full Year GAAP Operating Income of $237.1 Million, Up 79% Over Previous Year

•      Full Year GAAP Diluted EPS Up 304% to $2.10 Compared to $0.52 in 2011; Full Year
Non-GAAP Diluted EPS was $2.65

Lexington, Mass., January 23, 2013 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced results for the fourth quarter and year ended December 31, 2012. The Company will host a conference call and webcast today at 5:00 p.m. ET to discuss the results and other business updates (details below).

Financial highlights for the fourth quarter of 2012 (unaudited):

•                  Total net revenues grew 16% to $245.9 million compared to $212.9 million in the fourth quarter of 2011.

•                  GAAP operating income was $45.3 million, up from $43.3 million in the fourth quarter of 2011.

Non-GAAP adjusted operating income was $54.2 million compared to $70.3 million in the fourth quarter of 2011.

•                  GAAP diluted earnings per share (EPS) was $0.51 compared to $0.11 in the fourth quarter of 2011. Non-GAAP diluted EPS was $0.48 compared to $0.60 in the fourth quarter of 2011.

•                  In-process research and development impairment charge of $38.7 million and contingent consideration income of $36.0 million were recorded in the fourth quarter of 2012 due to our decision to delay development of bevenopran (CB-5945) in Europe based on our current assessment of the European commercial opportunity and regulatory environment.

Financial highlights for the full year of 2012 (unaudited):

•                  Total net revenues grew 23% to $926.4 million compared to $754.0 million in 2011.

•                  GAAP operating income was $237.1 million, up 79% from $132.5 million in 2011. Non-GAAP adjusted operating income increased 12% to $274.5 million from $244.5 million in 2011.

•                  GAAP diluted EPS increased 304% to $2.10 compared to $0.52 in 2011. Non-GAAP diluted EPS was $2.65, an increase of 8% over $2.46 in 2011.

“We continued our strong momentum in the fourth quarter of 2012, capping a significant year of growth for Cubist,” said Michael Bonney, Chief Executive Officer.  “With 2012 total revenues of more than $926 million, we grew our top-line by 23%, driven largely by the continued strong performance of the U.S. and international CUBICIN business, as well as a 21% increase in ENTEREG sales.  And with three exciting Phase 3 product candidates in our pipeline, including our potential blockbuster antibiotic candidate for the treatment of certain Gram negative infections, ceftolozane/tazobactam (CXA-201), we believe we are well-positioned to extend our leadership in the hospital and acute care environment for many years to come.”

As previously announced, fourth quarter 2012 total U.S. CUBICIN® (daptomycin for injection) net product revenues were $216.0 million, up 14% over fourth quarter 2011, and full year U.S. CUBICIN net product

65 Hayden Avenue, Lexington, MA 02421  P 781.860.8660  F 781.861.0566  www.cubist.com revenues were $809.2 million, up 16% over 2011. Cubist’s share of full year 2012 international CUBICIN revenues was $50.5 million, which represents a 38% increase over $36.7 million in 2011.  Service revenues for our co-promote of DIFICID® (fidaxomicin) for the fourth quarter were $3.7 million and were $23.2 million for the full year of 2012, a 246% increase over full year 2011. ENTEREG® (alvimopan), acquired through our acquisition of Adolor Corporation in December 2011, net product revenues were $10.9 million in the fourth quarter of 2012 and $40.2 million for the full year, a 21% pro forma increase over the full year of 2011.

As of December 31, 2012, Cubist had $979.4 million in cash, cash equivalents and investments. The total number of Cubist’s common shares outstanding as of December 31, 2012, was 64,713,695.

Pipeline Update and Milestones

Cubist enters 2013 with a robust pipeline. Product candidate status and upcoming milestones include:

Ceftolozane/tazobactam — a potential first-line therapy being studied for the treatment of certain serious Gram-negative bacterial infections, including those caused by multi-drug resistant Pseudomonas aeruginosa.

•                  Top-line data for ceftolozane/tazobactam Phase 3 trials in complicated intra-abdominal infections (cIAI) and complicated urinary tract infections (cUTI) are expected in the second half of 2013. This timing reflects a reduction of patient enrollment requirements based on Cubist’s recent consultation with the Food and Drug Administration (FDA).

•                  Cubist anticipates filing a New Drug Application (NDA) for ceftolozane/tazobactam in cUTI and cIAI within approximately six months of announcing top-line results from the Phase 3 trials.

•                  In December, the FDA granted ceftolozane/tazobactam a Qualified Infectious Disease Product (QIDP) designation, qualifying it for priority review and fast-track status at the FDA. If ultimately approved by the FDA, ceftolozane/tazobactam would also receive a five-year extension of Hatch-Waxman exclusivity.

•                  Cubist expects to initiate the Phase 3 program in ventilator-associated bacterial pneumonia (VABP) for ceftolozane/tazobactam around mid-year 2013.

Surotomycin (CB-315) — a rapidly bactericidal lipopeptide being studied as a potential treatment for patients with a severe and sometimes life-threatening diarrhea caused by Clostridium difficile known as C. difficile-associated diarrhea (CDAD).

•                  In December, the FDA granted surotomycin a QIDP designation, qualifying it for priority review and fast-track status at the FDA. If ultimately approved by the FDA, surotomycin would also receive a five-year extension of Hatch-Waxman exclusivity.

•                  In July, Cubist enrolled its first patient in its Phase 3 trials designed to evaluate the difference in clinical response rates at the end-of-therapy in patients treated with surotomycin versus oral vancomycin, as well as the safety of surotomycin in subjects with CDAD.

•                  Cubist is targeting filing an NDA for surotomycin in 2015.

Bevenopran (CB-5945) — a novel mu-opioid receptor antagonist being studied as a potential treatment for chronic opioid-induced constipation (OIC).

•                  In October, Cubist initiated a Phase 3 long-term safety trial of bevenopran.

•                  Cubist plans to commence three Phase 3 efficacy trials in the first half of 2013.

CB-625 — this non-opioid product candidate is a novel small molecule antagonist of the human TRPA1 channel being studied as a potential treatment for post-surgical pain.

•                  Phase 1 clinical trials for CB-625, discovered in a collaboration between Cubist and Hydra Biosciences, are on-going.

Recent Company Highlights

•                  Announced that Thomas J. DesRosier will join Cubist as Senior Vice President, Chief Legal Officer and Secretary; Robert J. Perez was promoted to President and Chief Operating Officer (COO); Thomas Rollins was appointed Senior Vice President of Program and Portfolio Management; Michael Tomsicek was promoted to Senior Vice President and Deputy Chief Financial Officer; and Patrick Vink was appointed Senior Vice President and General Manager of International Business;

•                  Announced the appointment of Alison Lawton and Jane E. Henney, M.D. to the Board of Directors;

•                  Announced Cubist’s five-year goals — the Building Blocks of Growth — for top- and bottom-line growth, future pipeline developments, and cultural goals that will position Cubist to deliver long-term, sustainable growth;

•                  Celebrated Cubist Pharmaceuticals’ 20th anniversary; and

•                  Opened a 104,000 square-foot expansion to Cubist’s research and development facility.

Use of Non-GAAP Financial Measures

Non-GAAP net income and adjusted operating income and non-GAAP diluted EPS exclude non-cash or non-operational activities. As a result, Cubist uses these measures to assess and analyze its operational results and trends and to make financial and operational decisions. Cubist also believes these non-GAAP financial measures are useful to investors because they provide greater transparency regarding Cubist’s operating performance. These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net income, operating income and EPS, and should not be considered measures of Cubist’s liquidity. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

Cubist will host a conference call and live audio webcast to discuss both its fourth quarter and full year 2012 financial results, business activities and financial outlook.

WHEN: Wednesday, January 23, 2013, at 5:00 p.m. ET

LIVE DOMESTIC & CANADA CALL-IN: (855) 319-7654

LIVE INTERNATIONAL CALL-IN: (484) 756-4327

Attendee Passcode: 83986357

24-HOUR REPLAY DOMESTIC & CANADA: (855) 859-2056

24-HOUR REPLAY INTERNATIONAL: (404) 537-3406

REPLAY PASSCODE:

Conference ID: 83986357

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 90 days via the Internet at www.cubist.com

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding (i) our unaudited fourth quarter and full-year 2012 financial results, (ii) the expected timing of our Phase 3 clinical trial data readouts and NDA filing for ceftolozane/tazobactam (CXA-201) in cUTI and cIAI, (iii) the expected timing of our NDA filing for surotomycin (CB-315) in CDAD, (iv) the expected benefits from QIDP designation for ceftolozane/tazobactam and surotomycin, (v) our belief in the blockbuster potential of ceftolozane/tazobactam, (vi) the expected timing of beginning our Phase 3 program in ventilator-associated bacterial pneumonia for ceftolozane/tazobactam and Phase 3 efficacy trials for bevenopran (CB-5945) and (vii) our Building Blocks of Growth five-year goals, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include: the risk that our final fourth quarter and 2012 full year audited financial results will differ materially from our expected results disclosed in this release; our ability to continue to grow revenues from the sale of CUBICIN; the ability of our third-party suppliers to produce and deliver adequate amounts of our products and product candidates; competition from generic drug companies such as Teva and Hospira; our ability to successfully market and sell ENTEREG; our ability to successfully develop, gain marketing approval for and commercially launch ceftolozane/tazobactam and our other product candidates for their planned indications and on the timelines that we expect; our ability to in-license or acquire new products and product candidates; our ability to achieve and manage our growth in our business; and those additional factors discussed in our most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.

Contacts:
INVESTORS:	MEDIA:
Cubist Pharmaceuticals, Inc.	Cubist Pharmaceuticals, Inc.
Eileen C. McIntyre	Julie DiCarlo
Senior Director, Investor Relations	Senior Director, Corporate Communications
(781) 860-8533	(781) 860-8063
eileen.mcintyre@cubist.com	julie.dicarlo@cubist.com

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	December 31,	December 31,
	2012	2011
ASSETS
Cash, cash equivalents and investments	$979,396	$867,695
Accounts receivable, net	93,467	87,800
Inventory	79,440	75,300
Property and equipment, net	166,465	168,425
Deferred tax assets, net	14,190	16,252
In-process research and development	272,700	311,400
Other assets	326,727	356,643

Total assets	$1,932,385	$1,883,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$209,236	$177,378
Deferred tax liabilities, net	103,081	139,237
Deferred revenue	40,875	31,524
Contingent consideration	189,213	248,234
Debt and other liabilities, net	399,232	487,285
Total liabilities	941,637	1,083,658

Total stockholders’ equity	990,748	799,857

Total liabilities and stockholders’ equity	$1,932,385	$1,883,515

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(in thousands, except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenues:
U.S. CUBICIN product revenues, net	$216,041	$190,113	$809,200	$698,837
U.S. ENTEREG product revenues, net	10,941	2,530	40,171	2,530
Total U.S. product revenues, net	226,982	192,643	849,371	701,367
International product revenues	14,478	10,833	50,454	36,658
Service revenues	3,705	3,705	23,249	6,725
Other revenues	754	5,724	3,285	9,222
Total revenues, net	245,919	212,905	926,359	753,972

Costs and expenses:
Cost of product revenues	61,474	48,931	230,057	172,864
Research and development	89,154	56,075	277,729	184,533
Impairment of in-process research and development	38,700	—	38,700	—
Contingent consideration	(36,017)	6,554	(29,021)	91,537
Selling, general and administrative	47,333	48,774	171,788	163,228
Restructuring charges	—	9,279	—	9,279
Total costs and expenses	200,644	169,613	689,253	621,441

Operating income	45,275	43,292	237,106	132,531

Other income (expense), net	(7,553)	(7,161)	(37,510)	(27,742)

Income before income taxes	37,722	36,131	199,596	104,789

(Benefit) provision for income taxes	(115)	29,313	45,521	71,766

Net income	$37,837	$6,818	$154,075	$33,023

Basic earnings per share	$0.59	$0.11	$2.42	$0.54
Diluted earnings per share	$0.51 (1)	$0.11	$2.10 (1)	$0.52

Shares used in calculating:
Basic earnings per share	64,504,616	62,108,586	63,766,209	60,839,128
Diluted earnings per share	82,030,774	64,499,442	81,444,658	62,937,141

(1) Includes add back of interest expense, debt issuance costs and debt discount amortization on 2.50% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended			Twelve months ended
	December 31,			December 31,
	2012	2011		2012	2011

Reconciliation of GAAP net income to non-GAAP proforma net income

GAAP net income	$37,837	$6,818		$154,075	$33,023

ENTEREG intangible asset amortization	4,565	937		18,331	937

ENTEREG inventory step-up	1,705	—		4,033	—

Impairment of in-process research and development	38,700	—		38,700	—

Contingent consideration	(36,017)	6,554		(29,021)	91,537

Non-cash debt discount amortization	3,800	4,739		17,244	18,446

Loss on extinguishment of 2.25% notes	738	—		4,467	—

Expenses related to the acquisition of Adolor	—	10,263		5,393	10,263

Restructuring charge	—	9,279		—	9,279

Loss on disposal of property and equipment	—	—		3,248	—

Reversal of reserve for uncertain tax positions	—	—		(10,961)	—

Non-cash tax adjustment	(14,090)	9,613		6,797	29,996

Non-GAAP pro forma net income	$37,238	$48,203		$212,306	$193,481

Non-GAAP basic earnings per share	$0.58	$0.78		$3.33	$3.18
Non-GAAP diluted earnings per share	$0.48 (1)	$0.60	(1)	$2.65 (1)	$2.46	(1)

Shares used in calculating:
Non-GAAP basic earnings per share	64,504,616	62,108,586		63,766,209	60,839,128
Non-GAAP diluted earnings per share	82,326,462	83,472,974		83,406,931	81,910,673

(1) Includes add back of interest expense and debt issuance costs on 2.25% notes and 2.50% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - NON-GAAP

UNAUDITED

(in thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011

Reconciliation of GAAP operating income to non-GAAP adjusted operating income

Operating income	$45,275	$43,292	$237,106	$132,531

ENTEREG intangible asset amortization	4,565	937	18,331	937

ENTEREG inventory step-up	1,705	—	4,033	—

Impairment of in-process research and development	38,700	—	38,700	—

Contingent consideration	(36,017)	6,554	(29,021)	91,537

Expenses related to the acquisition of Adolor	—	10,263	5,393	10,263

Restructuring charges	—	9,279	—	9,279

Non-GAAP adjusted operating income	$54,228	$70,325	$274,542	$244,547

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Twelve months ended
	December 31,				December 31,
	2012		2011		2012		2011

Reconciliation of GAAP basic earnings per share to non-GAAP basic earnings per share

Non-GAAP basic net income - from table above	$37,238		$48,203		$212,306		$193,481

GAAP and Non-GAAP basic shares	64,504,616		62,108,586		63,766,209		60,839,128

GAAP basic earnings per share	$0.59		$0.11		$2.42		$0.54
Non-GAAP adjustments - from table above	(0.01)		0.67		0.91		2.64
Non-GAAP basic earnings per share	$0.58		$0.78		$3.33		$3.18

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share

Non-GAAP basic net income — from table above	$37,238		$48,203		$212,306		$193,481
Non-GAAP dilutive adjustments	2,079	(1)	1,902	(1)	9,039	(1)	7,975	(1)
Non-GAAP diluted net income	$39,317		$50,105		$221,345		$201,456

GAAP diluted shares	82,030,774		64,499,442		81,444,658		62,937,141
Non-GAAP dilutive adjustments	295,688	(2)	18,973,532	(2)	1,962,273	(2)	18,973,532	(2)
Non-GAAP diluted shares	82,326,462		83,472,974		83,406,931		81,910,673

GAAP diluted earnings per share	$0.51		$0.11		$2.10		$0.52
Non-GAAP dilutive adjustments	(0.03)		0.49		0.55		1.94
Non-GAAP diluted earnings per share	$0.48		$0.60		$2.65		$2.46

(1) Includes add back of interest expense and debt issuance costs on 2.25% notes and 2.50% notes to income, net of tax effect

(2) Weighted average shares issued on full conversion